                                                                     EXHIBIT 4.1

                           AMENDMENT AGREEMENT NO. 1
                TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT
                          AND REIMBURSEMENT AGREEMENT


     THIS AMENDMENT AGREEMENT made and entered into as of the 30th day of September, 1996, by and among HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation (herein called the "Company"), NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association (formerly known as NationsBank of Florida, National Association) and each other lender listed on the signature pages hereto (herein called the "Banks") and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), in its capacity as agent for the Banks (the "Agent").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company, the Agent and the Banks have entered into a Fourth Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December 1, 1994 (the "Agreement") whereby the Banks agreed to make loans to the Company and to issue Letters of Credit on behalf of the Company; and

     WHEREAS, the Banks have required as a condition of entering into the Agreement that each of the Company's Subsidiaries guarantee payment of the Obligations arising under the Agreement; and

     WHEREAS, the Company has requested that the Agent and the Banks amend the Agreement in the manner set forth herein;

     NOW, THEREFORE, the Company, the Agent and the Banks do hereby agree as follows:

     1. From and after the date hereof, the term "Agreement" as used herein and in Loan Documents shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

     2. Subject to compliance with paragraph 5 hereof, the Agreement is amended, effective as of the date hereof, as follows:

          (a) The following additional definitions are added to Section 1, which definitions shall read as follows:

               "'Absolute Rate' shall have the meaning assigned to such term in
          Section 2.02(c)(ii)(D);

               'Absolute Rate Auction' shall mean a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.02;

               'Absolute Rate Loans' shall mean the Competitive Bid Loans the interest rates on which are determined on the basis of Absolute Rates set at Absolute Rate Auctions;

               'Competitive Bid Borrowing' shall have the meaning assigned to such term in Section 2.02(b);

               'Competitive Bid Loans' shall mean the Loans provided for by
          Section 2.02;

               'Competitive Bid Notes' shall mean the promissory notes provided for by Section 2.08(c) substantially in the form of Exhibit 10 and all
                                                              ----------
          promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time;

               'Competitive Bid Quote' shall mean an offer in accordance with
          Section 2.02(c) by a Bank to make a Competitive Bid Loan with one single specified interest rate;

               'Competitive Bid Quote Request' shall have the meaning assigned to such term in Section 2.02(b);

               'Fixed Rate' shall mean the Absolute Rate or the Applicable Base Rate plus the Applicable Interest Addition or the LIBOR Margin, as the case may be;

               'Fixed Rate Loan' means a Loan for which the rate of interest is determined by reference to the Fixed Rate;

               'Fixed Rate Segment' shall mean a Segment to which a Fixed Rate is (or is proposed to be) applicable;

               'LIBOR Auction' shall mean a solicitation of Competitive Bid Quotes setting forth LIBOR Margins based on the Applicable Base Rate pursuant to Section 2.02;

               'LIBOR Margin' shall have the meaning assigned to such term in
          Section 2.02(c)(ii)(C);

               'LIBOR Market Loans' shall mean Competitive Bid Loans the interest rates on which are determined on the basis of Applicable Base Rate pursuant to a LIBOR Auction;"

          (b) The definition of "Applicable Base Rate" in Section 1 is amended by restating clause (ii) in its entirety so that as amended it shall read as follows:

               "(ii) for any LIBOR Loan or LIBOR Market Loan, in respect of the Interest Period specified by the Authorized Representative in the Borrowing Notice for
          such LIBOR Loan or LIBOR Market Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Applicable Base Rate" shall mean, with respect to any LIBOR Loan or LIBOR Market Loan for any Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days, in the case of a LIBOR Loan and four Business Days in the case of a LIBOR Market Loan, prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters
          --------  -------
          Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates."

          (c) The definition of "Applicable Interest Addition" in Section 1 is amended in its entirety so that as amended it shall read as follows:

               "'Applicable Interest Addition' means for each CD or LIBOR Loan that percent per annum set forth below, which shall be (i) determined as of each Determination Date and furnished to the Agent not later than the time set forth in Section 7.01.(a) and (b) hereof (the "Compliance Date"), based upon the Consolidated Debt to Cash Flow Ratio, as specified below:

                  Consolidated Debt to            Applicable
                     Cash Flow Ratio          Interest Addition
                  --------------------        -----------------

          (a)    Greater than 2.25 to 1.00         0.50%

          (b)    Greater than 1.25 to 1.00         0.45%
                 but Equal to or Less than
                 2.25 to 1.00

          (c)    Equal to or Less than 1.25        0.40%
                 to 1.00

          (d) The definition of "Applicable Unused Fee" in Section 1 is amended in its entirety so that as amended it shall read as follows:

               "'Applicable Unused Fee' means that percent per annum set forth below, which shall be (i) determined as of each Determination Date and furnished to the Agent not later than the time set forth in Section 7.01(a) and (b) hereof and (ii) applicable as of the first day of the quarterly period next following the Compliance Date, based upon the Consolidated Debt to Cash Flow Ratio, as specified below:

                 Consolidated Debt to           Applicable
                    Cash Flow Ratio             Unused Fee
                 --------------------------     -----------

          (a)    Greater than 2.25 to 1.00         0.15%

          (b)    Greater than 1.25 to 1.00         0.15%
                 but Equal to or Less than
                 2.25 to 1.00

          (c)    Equal to or Less than 1.25       0.125%
                 to 1.00

          (e) The definition of "Interest Period" in Section 1 is amended in its entirety so that as amended it shall read as follows:

               "'Interest Period' shall mean:

               (i) with respect to any CD Loan and LIBOR Loan, each period commencing on the date such CD Loan or LIBOR Loan is made or converted or the last day of the next preceding Interest Period for such Loan, as the case may be, and ending, at the Company's option (A) for any CD Loan 30, 60, 90 or 180 days thereafter as notified to the Agent two
          (2) Business Days prior to the beginning of such Interest Period and
          (B) for any LIBOR Loan on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may notify the Agent three (3) LIBOR Business Days prior to the beginning of such Interest Period, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

               (ii) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.02(b); and

               (iii) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in
          Section 2.02(b),
          except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) if any Interest Period for any Competitive Bid Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) if any Interest Period for any LIBOR Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
          (iv) notwithstanding clauses (i), (ii) and (iii) above, no Interest Period for any Loan (other than an Absolute Rate Loan) shall have a duration of less than one month (in the case of a LIBOR Loan or a LIBOR Market Loan) and, if the Interest Period for any LIBOR Loan or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          (f) The definition of "Loans" in Section 1 is amended in its entirety so that as amended it shall read as follows:

               "'Loan' or 'Loans' means any borrowing by the Company hereunder and/or any extension or credit by the Agent or any of the Banks to or for the Company hereunder, and shall include the Revolving Credit Loans, Swing Line Loans and Competitive Bid Loans including any renewal, amendment, modification or extension of any thereof."

          (g) The definition of "Notes" in Section 1 is amended by adding the phrase "and (iii) the Competitive Bid Notes" immediately preceding the period at the end thereof.

          (h) The definition of "Requisite Banks" in Section 1 is amended by adding the phrase "without regard to any Competitive Bid Loan" immediately following the word "Loans" first appearing in the second sentence of such definition.

          (i) Section 2.01 through 2.04 are amended in their entirety so that as amended they shall read as follows:


               " SECTION 2.  The Credit.
                             ----------

               Section 2.01.   (a)  Revolving Credit Facility. Subject to the
                                    -------------------------
          terms and conditions of this Agreement and so long as no Default or Event of Default exists hereunder, each Bank severally agrees to make loans to the Company (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") from time to time on any Business Day in the case of a Prime Loan or CD Loan or a LIBOR Business Day in the case of a LIBOR Loan from the date hereof until the Revolving Credit Termination Date on a pro rata basis up to but
                                                     --- ----
          not exceeding its Revolving Credit Commitment; provided, however, that
                                                         --------
          immediately after giving effect to each loan, the principal amount of outstanding Revolving Credit Loans plus the amount of Outstanding Letters of Credit, Swing Line Loans and Competitive Bid Loans shall not exceed the Total Revolving Credit Commitment. Within such limits, the Company may borrow, repay and reborrow pursuant to this Section 2.01, in each case on a Business Day in the case of a Prime Loan or CD Loan, and on a LIBOR Business Day in the case of a LIBOR Loan from the date of this Agreement until, but not including, the Revolving Credit Termination Date; provided, however, that (a) no CD Loan shall be made
                            --------  -------
          less than thirty (30) days before the Revolving Credit Termination Date and no LIBOR Loan shall be made less than one month before the Revolving Credit Termination Date and (b) a CD Loan and LIBOR Loan may be repaid only on the last day of an Interest Period with respect thereto. Each borrowing which shall not utilize the Revolving Credit Commitments in full and each repayment shall be in an aggregate principal amount equal to no less than $500,000.

               The parties hereto acknowledge and agree that the amount and the pro rata portion of the Commitments may change from time to time
          --- ----
          hereafter by the assignment by a Bank or another lender of all or a portion of its Revolving Credit Commitment pursuant to Section 11.08.

               (b)  Types of Loans.  Each Revolving Credit Loan (other than a
                    --------------
          Swing Line Loan) shall be, at the option of the Company specified in the Borrowing Notice furnished to the Agent pursuant to Section 2.01(c) hereof, either a Prime Loan, a CD Loan or a LIBOR Loan, which shall in each case be made or maintained by each Bank at its applicable Lending Office. CD Loans, LIBOR Loans and Prime Loans may be outstanding at the same time, but there shall not be outstanding at any one time more than eight (8) Loans that are Fixed Rate Loans.

               (c) Manner of Borrowing.  (i) The Company shall give the Agent
                   -------------------
          (a) at least two (2) Business Days' irrevocable telephonic notice of each Prime Loan or CD Loan (whether representing an additional borrowing hereunder or a conversion of borrowings hereunder pursuant to Section 2.10 hereof) prior to 10:00 A.M. Charlotte, North Carolina time; and (b) at least three (3) LIBOR Business Days' irrevocable telephonic notice of each LIBOR Loan (whether representing an additional borrowing hereunder or a conversion of borrowing pursuant to Section 2.10 hereof) prior to 10:00 A.M. Charlotte, North Carolina time. Each such Borrowing Notice, which shall promptly be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type (Prime, CD or LIBOR) of Loan or Loans, the date of borrowing and the Interest Period to be used in the computation of interest in respect of a CD Loan or LIBOR Loan. The Company shall promptly provide the Agent written confirmation of such telephonic notice in the form attached hereto as Exhibit 3 with appropriate insertions but
                                      ---------
          failure to provide such notice shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice shall be provided by the Agent to each Bank by telephone or telefacsimile not later than 12:30 P.M. on the same day as Agent's receipt of such notice in the city in which the Lending Office of each such Bank is located. The Agent shall provide each Bank a copy of the written confirmation of the Company in the form attached hereto as Exhibit 3
                                                                     ---------
          with appropriate insertions but failure to provide such notice shall not affect the validity of such telephonic notice.

               (ii) Not later than 2:00 P.M., Charlotte, North Carolina time on the date specified for each borrowing hereunder, each Bank shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan or Revolving Credit Loans to be made by it on such day available at the Principal Office of the Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account of the Company designated by the Company and maintained with the Agent at its Principal Office or such other office agreed to by the Agent.

               (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date and the Company shall not immediately reimburse NationsBank for the amount of such draw or payment, then notice of such drawing or payment shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Bank by telephone or telefacsimile. If notice to the Banks of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon Charlotte, North Carolina time on any Business Day, provided that no event of the type specified in Sections 9.07, 9.08 or 9.09 has occurred and is continuing the Company shall be deemed to have requested, and each Bank shall, pursuant to the conditions of this Agreement, make a Prime Loan under the Revolving Credit Facility in the amount of such Bank's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Banks is given by the Agent after 12:00 noon Charlotte, North Carolina time on any Business Day, provided that no event of the type specified in Sections 9.07, 9.08 or 9.09 has occurred and is continuing the Company shall be deemed to have requested, and each Bank shall, pursuant to the terms and subject to the conditions of this Agreement, make a Prime Loan under the Revolving Credit Facility in the amount of such Bank's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 12:00 noon Charlotte, North Carolina time on the next following Business Day. Such Prime Loan shall continue unless and until the Company converts such Prime Loan in accordance with the terms of Section 2.10 hereof. If an event described in Section 9.07, 9.08 or 9.09 has occurred, each Bank shall promptly purchase from NationsBank a Participation equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit.

           2.02.  Competitive Bid Loans.
                  ---------------------

               (a) In addition to borrowings of Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date the Company may, as set forth in this Section 2.02, request the Banks to make offers to make Competitive Bid Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section
          2.02. Competitive Bid Loans may be LIBOR Market Loans or Absolute Rate Loans (each a "Type" of Competitive Bid Loan), provided that:
                                                         --------

                    (i) the aggregate amount of outstanding Competitive Bid
               Loans shall not exceed the Total Revolving Credit Commitment less the sum of the principal amount of Revolving Credit Outstandings, Swing Line Loans and Outstanding Letter of Credit;

                   (ii) there may be no more than eight (8) different Interest
               Periods for Fixed Rate Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

                  (iii) the aggregate amount of outstanding Competitive Bid Loans of a Bank shall not exceed at any time an amount equal to the Total Revolving Credit Commitment; and

                    (iv) no Competitive Bid Loan shall have a maturity date
               subsequent to the Revolving Credit Termination Date.

               (b) When the Company wishes to request offers to make Competitive Bid Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Competitive Bid Quote Request") to be received no later than 11:00 a.m. on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Requisite Banks, may agree). The Company may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each
                                         --------
          separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than four (4)

          Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit 11 and shall
                                                ----------
          specify as to each Competitive Bid Borrowing:

                    (i) the proposed date of such Competitive Bid Borrowing,
               which shall be a Business Day;

                   (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $10,000,000 (or a larger integral multiple of $1,000,000) but shall not cause the limits specified in Section 2.02(a) to be violated;

                  (iii)  the duration of the Interest Period applicable thereto;

                   (iv) whether the Competitive Bid Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Absolute Rate Loans; and

                    (v) if the Competitive Bid Quotes requested are seeking
               quotes for Absolute Rate Loans, the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

          Except as otherwise provided in this Section 2.02(b), no Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Company and the Agent, with the consent of the Requisite Banks, may agree) of any other Competitive Bid Quote Request.

               (c) (i) Each Bank may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Company's
                                             --------
          request under Section 2.02(b) specified more than one Interest Period, such Bank may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Agent not later than
          (x) 2:00 p.m. on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. on the Quotation Date, in the case of an Absolute Rate Auction

          (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Requisite Banks, may agree); provided
                                                                      --------
          that anyCompetitive Bid Quote may be submitted by Nations Bank
          (or its applicable Lending Office) only if NationsBank (or such applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. on the Quotation Date, in the case of an Absolute Rate Auction. Subject to Section 4, Section 5 and Section 9, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Company.

                   (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit 12 and shall specify:
                      ----------

                    (A) the proposed date of borrowing and the Interest Period therefor;

                    (B) the principal amount of the Competitive Bid Loan for which each such Competitive Bid Quote is being made, which principal amount shall be at least $5,000,000 (or a larger integral multiple of $1,000,000); provided that the
                                                              --------
               aggregate principal amount of all Competitive Bid Loans for which a Bank submits Competitive Bid Quotes (x) may not exceed the Total Revolving Credit Commitment and (y) may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                    (C) in the case of a LIBOR Auction, the margin above or below the Applicable Base Rate adjusted for any Reserve Requirement (the "LIBOR Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the Applicable Base Rate as so adjusted;

                    (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

                    (E)  the identity of the quoting Bank.

          Unless otherwise agreed by the Agent and the Company, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

               (d) The Agent shall (x) in the case of a LIBOR Auction, by 4:00 p.m. on the day a Competitive Bid Quote is submitted or (y) in the case of an Absolute Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. on the Quotation Date), notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.02(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and LIBOR Margins or Absolute Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Competitive Bid Quote).

               (e) Not later than 11:00 a.m. on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
          (y) the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Requisite Banks, may agree), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.02(d) (and the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part

          (provided that any Competitive Bid Quote accepted in part shall be at
           --------
          least $5,000,000 or a larger integral multiple of $1,000,000); provided that:
          --------
                    (i) the aggregate principal amount of each Competitive Bid
               Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                   (ii) the aggregate principal amount of each Competitive Bid
               Borrowing shall be at least $10,000,000 (or a larger integral multiple of $1,000,000) but shall not cause the limits specified in Section 2.02(a) to be violated;

                  (iii) acceptance of offers may be made only in ascending order of LIBOR Margins or Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered; and

                   (iv) the Company may not accept any offer where the Agent has correctly advised the Company that such offer fails to comply with Section 2.02(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.02(a)).

          If offers are made by two or more Banks with the same LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period after the acceptance of all offers, if any, of all lower LIBOR Margins or Absolute Rates, as the case may be, offered by any Bank for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger integral multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.02(e)(iii) shall be conclusive in the absence of manifest error.

               (f) Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in Dollars and in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in Dollars and in immediately available funds, in an account of the Company maintained at the Principal Office.

               2.03.  Reserved.
                      --------

               2.04.  Several Obligations; Limitations on Obligations of Banks.
                      --------------------------------------------------------
          No Bank shall be responsible for any default of any other Bank in respect to such other Bank's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Bank hereunder be increased as a result of such default of any other Bank. Without limiting the generality of the foregoing, in the event any Bank shall fail to advance funds to the Company as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the
          Note in its favor as a Bank all or any portion of such amount (the "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Bank would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Bank of the entire outstanding amount of such deficiency advance, together with interest thereon, from the most recent date or dates interest was paid to the Agent by the Company on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the Note of the Agent in full payment of such deficiency advance and the Company shall be deemed to have borrowed the amount of such deficiency advance from such other Bank as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Company thereon.

               2.05.  Interest.  The Company shall pay interest to the Agent for
                      --------
          the account of each Bank on the outstanding and unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid at the then applicable Prime Rate for Prime Loans and Fixed Rate for Fixed Rate Loans, as designated by the Company pursuant to Section 2.01(c), Section 2.02(e) or Section 2.10 hereof (except Swing Line Loans shall bear interest as provided in

          Section 2.06); provided, however, that if any amount shall
                         --------
          not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest thereafter until paid at a rate which shall be 2% above the higher of (i) the rate at which interest was payable on such Loan on the day immediately preceding the due date of such Loan or (ii) the Prime Rate from the date such amount was due and payable until the date such amount is paid in full.

               Interest on each Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the Prime Rate shall be effective as of the Business Day such change is announced. Interest on Loans which are Prime Loans shall be paid: (a) on the last Business Day of each calendar quarter during each year, commencing the first such date to occur after the date of any Prime Loan outstanding on the date hereof, (b) on the last day of the Applicable Interest Period for each Fixed Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and
          (c) upon the Revolving Credit Termination Date."

          (j) Section 2.07 is hereby amended in order to add a new clause C. thereto reading as follows:

               "C.  Competitive Bid Loans.  The principal amount of each
                    ---------------------
          Competitive Bid Loan shall be due and payable to the Agent for the benefit of the applicable Bank in full on the last day of the Interest Period applicable thereto, or earlier as specifically provided herein."

          (k) Section 2.08 is hereby amended in order to add a new clause (c) thereto reading as follows:

               "(c) Competitive Bid Loans made by each Bank shall be evidenced by the Competitive Bid Note payable to the order of such Bank and representing the obligation of the Company to pay the lesser of (i) the Total Revolving Credit Commitment or (ii) the unpaid principal amount of all Competitive Bid Loans made by such Bank. Each Bank is hereby authorized to record the date and amount of each Competitive Bid Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule attached to and constituting part of its Competitive Bid Note, and any such recordation shall constitute prima facie evidence of the accuracy of
          ----- -----
          the information so recorded; provided, however, that the failure to
                                       -------- --------
          make any such recordation shall not affect the obligations of the Company hereunder or under any Competitive Bid Note."

          (l) The second sentence of Section 2.11 is amended in its entirety so that as amended it shall read as follows:

          "Swing Line Loans and Competitive Bid Loans shall not be deemed outstanding Loans for purposes of determining such Commitment Fee."

          (m) The last sentence of Section 3.01 is amended in its entirety so that as amended it shall read as follows:

          "NationsBank shall not be required to issue any Letter of Credit if the Outstanding Letters of Credit when added to the face amount of any requested Letter of Credit plus outstanding Revolving Credit Loans, Competitive Bid Loans and Swing Line Loans exceeds the Total Revolving Credit Commitment."

          (n) Clause (f) of Section 6.03 is hereby amended in its entirety so that as amended it shall read as follows:

               "(f) immediately after giving effect to a Loan or Letter of Credit the aggregate principal balance of all outstanding Loans and Participations shall not exceed the Total Revolving Credit Commitment."

     3. Each Subsidiary joins in executing this Amendment Agreement for the purpose of consenting hereto and reaffirming its guaranty of the Company's Obligations.

     4. In order to induce the Banks to enter into this Amendment Agreement, the Company represents and warrants to the Banks as follows:

          (a) The representations and warranties made by the Company in Section 5 of the Agreement are true on and as of the date hereto except that the financial statements referred to in Section 5.03 shall be those most recently furnished to the Banks pursuant to Section 7.01;

          (b) There has been no material change in the condition, financial or otherwise, of the Company and its Subsidiaries since the date of the most recent financial reports of the Company received by the Banks under Section
     7.01 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

          (c) The business and properties of the Company and its Subsidiaries are not, and since the date of the most recent financial report of the Company and its Subsidiaries received by the Banks under either Section
     7.01 thereof have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Company under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

     5. As a condition precedent to the effectiveness of this Amendment Agreement, the Agent shall have received the following:

          (e) Executed counterparts of this Amendment Agreement; and

          (f) An opinion of the general counsel of the Company and the Guarantors (i) as to the enforceability of this Amendment Agreement, the amendment of the Guaranty and (ii) such other matters as the Agent shall reasonably request.

     6. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent and the Banks shall have received copies of all additional agreements, instruments and documents which they may reasonably request in connection therewith, including copies of resolutions of the Company authorizing the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; all proceedings of the Company relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

     7. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof.

     Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              Company:


WITNESS:                      HEALTH MANAGEMENT ASSOCIATES, INC.

_______________________

_______________________
                              By: /s/ Robb L. Smith
                                  ________________________________
                              Name:  Robb L. Smith
                              Title: Senior Vice President

WITNESS:                      GUARANTORS:

                              HEALTH MANAGEMENT ASSOCIATES, INC.
_________________________     HEALTH MANAGEMENT ASSOCIATES OF
                                WEST VIRGINIA, INC.
_________________________     SEBRING HOSPITAL MANAGEMENT
                                ASSOCIATES, INC.
                              MOORESVILLE HOSPITAL MANAGEMENT
                                ASSOCIATES, INC.
                              SEBASTIAN HOSPITAL CO., INC.
                              MARATHON H.M.A., INC.
                              LOUISBURG H.M.A., INC.
                              NATCHEZ COMMUNITY HOSPITAL, INC.
                              ORLANDO H.M.A., INC.
                              BILOXI H.M.A., INC.
                              DURANT H.M.A., INC.
                              VAN BUREN H.M.A., INC.
                              HAINES CITY H.M.A., INC.
                              HAMLET H.M.A., INC.
                              GAFFNEY H.M.A., INC.
                              TOPEKA H.M.A., INC.
                              PUNTA GORDA MEDICAL CENTER, INC.
                              HEALTH MANAGEMENT ASSOCIATES, INC.
                                (a Kentucky corporation)
                              HOSPITAL MANAGEMENT ASSOCIATES, INC.
                              PAINTSVILLE HOSPITAL COMPANY



                              By:/s/ Robb L. Smith
                                 __________________________________
                              Name:  Robb L. Smith
                              Title: Secretary

                              BANKS:

                              NATIONSBANK, NATIONAL ASSOCIATION
                              (SOUTH) Individually and as Agent


                              By:/s/ Allison Freeland
                                 ________________________________
                              Name:______________________________
                              Title:  Vice President

                              UNION BANK OF CALIFORNIA



                              By:/s/ Albert W. Kelly
                                 ---------------------------------
                              Name:Albert W. Kelly
                                   -------------------------------
                              Title:Vice President
                                    ------------------------------

                              FIRST UNION NATIONAL BANK OF
                              NORTH CAROLINA


                              By:/s/ Joseph H. Towell
                                 _________________________________
                              Name: Joseph H. Towell
                                    ______________________________
                              Title:Senior Vice President
                                    ______________________________

                              THE SUMITOMO BANK, LIMITED



                              By:/s/ Allen L. Harvell
                                 --------------------
                              Name:Allen Harvell, Jr.
                                   -------------------------------
                              Title: Vice President and Manager
                                     -----------------------------


                              By:/s/ M. Phillip Freeman
                                 ---------------------------------
                              Name: M. Phillip Freeman
                                    ------------------------------
                              Title:Vice President
                                    ------------------------------

                              THE BANK OF NOVA SCOTIA



                              By:/s/Dana Maloney
                                 ---------------------------------
                              Name:Dana Maloney
                                   -------------------------------
                              Title:Relationship Manager
                                    ------------------------------

                              TORONTO DOMINION (TEXAS), INC.


                              By:/s/ Frederick Hawley
                                 -------------------------------
                              Name:Frederick Hawley
                                   -----------------------------
                              Title:vice President
                                    ----------------------------

                                   EXHIBIT 10

                          Form of Competitive Bid Note

                                PROMISSORY NOTE

$300,000,000                                __________, __________

                                                                __________, 1996

     FOR VALUE RECEIVED, HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of

     ________________________________  (1) (the "Bank"), for account of its
Applicable Lending Office provided for by the Credit Agreement referred to below, at the principal office of NationsBank, National Association (South), One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement (as herein defined), the aggregate unpaid principal amount of the Competitive Bid Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate and maturity date of each Competitive Bid Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Company on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to
                                    --------
make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Bank.

     This Note is one of the Competitive Bid Notes referred to in the Fourth Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December 1, 1994 (as modified and supplemented from time to time, the "Credit
                                                                       ------
Agreement") among the Company, the Banks named therein and NationsBank, National
---------
Association (South), as Agent, and evidences Competitive Bid Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

---------------
/1/  Insert name of Bank in capital letters.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Competitive Bid Loans upon the terms and conditions specified therein. In the event this
Note is not paid when due at any stated or accelerated maturity, the Company agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney's fees.

     Except as permitted by Section 11.08 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

     The Company hereby waives demand, presentment, protest, notice of nonpayment and protest, and any other notice of any kind with respect to this Note.

     This Note shall be governed by, and construed in accordance with, the law of the State of Florida.


WITNESS:                      HEALTH MANAGEMENT ASSOCIATES, INC.

____________________________
                              By:   ________________________________
____________________________  Name:  Stephen N. Ray
                              Title: Senior Vice President-Finance
                                      Chief Financial Officer

                       SCHEDULE OF COMPETITIVE BID LOANS


     This Note evidences Competitive Bid Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


      Principal
Date    Amount   Type             Maturity  Amount     Unpaid
of       of       of   Interest   Date of  Paid or  Principal  Notation
Loan     Loan     Loan    Rate      Loan    Prepaid   Amount     Made by
----   ---------  ----  --------  --------  -------  --------   --------

                   ACKNOWLEDGEMENT OF EXECUTION ON BEHALF OF
                       HEALTH MANAGEMENT ASSOCIATES, INC.


STATE OF ______________

COUNTY OF _____________

     Before me, the undersigned, a Notary Public in and for said County and State on this _____ day of __________, 1996 A.D., personally appeared Stephen N. Ray, known to be the Senior Vice President-Finance and Chief Financial Officer of the above-named corporation (the "Company"), who, being by me duly sworn, says he works at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 33963 and that by authority duly given by, and as the act of, the Company, the foregoing and annexed Note dated __________, 1996, was signed by him as said Senior Vice President-Finance and Chief Financial Officer on behalf of the Company.

     Witness my hand and official seal this _____ day of __________, 1996.



                           ___________________________________
                                    Notary Public


(SEAL)

My commission expires:  ________________

                        AFFIDAVIT OF ___________________
                             [Name of Affiant]


     The undersigned, being first duly sworn, deposes and says that:

     1.   He/She is a _______________ of ______________________ and works at
__________________________________________________.

     2. The Note of Health Management Associates, Inc. to the Bank (the "Bank") dated __________, 1996 was executed before him/her and delivered to him/her on behalf of the Bank in __________, __________ on __________, 1996.

     This the _____ day of __________, 1996.



                           ___________________________________
                           [Signature of Affiant]


                          Acknowledgement of Execution


STATE OF __________

COUNTY OF __________

     Before me, the undersigned, a Notary Public in and for said County and State on this _____ day of __________, 1996 A.D., personally appeared _______________ who before me affixed his/her signature to the above Affidavit.

     Witness my hand and official seal this _____ day of __________, 1996.



                           ___________________________________
                                    Notary Public

(SEAL)

My Commission Expires:  _______________

                                   EXHIBIT 11

                     Form of Competitive Bid Quote Request


                                     [Date]

To:       NationsBank, National Association (South)

From:  Health Management Associates, Inc.

Re:       Competitive Bid Quote Request


     Pursuant to Section 2.02 of the Fourth Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December 1, 1994 (as modified and supplemented from time to time, the "Credit Agreement") among Health Management Associates, Inc., the banks named therein and NationsBank, National Association (South) as agent, we hereby give notice that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Borrowing    Quotation                                      Interest
  Date         Date    (1)  Amount  (2)     Type (3)         Period  (4)
---------    ---------      ------          ----            --------


     Terms used herein have the meanings assigned to them in the Credit
Agreement.

                              HEALTH MANAGEMENT ASSOCIATES, INC.


                              By:
                                 --------------------------------
                                 Title:

-----------------------
(1) For use if an Absolute Rate in an Absolute Rate Auction is requested to be submitted before the Borrowing Date.

(2) Each amount must be $10,000,000 or a larger integral multiple of $1,000,000.

(3) Insert either "LIBOR Market" (in the case of LIBOR Market Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).

(4) One, two three or six months, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of up to 180 days after the making of such Absolute Rate Loan and ending on a Business Day.

                                   EXHIBIT 12

                         Form of Competitive Bid Quote

To:            NationsBank, National Association (South), as Agent

Attention:

Re:            Competitive Bid Quote to Health Management Associates, Inc. (the
               "Company")

     This Competitive Bid Quote is given in accordance with Section 2.02(c) of the Fourth Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December 1, 1994 (as modified and supplemented from time to time, the "Credit Agreement") among Health Management Associates, Inc., the banks named therein and NationsBank, National Association (South), as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

     In response to the Company's invitation dated __________, 199__, we hereby make the following Competitive Bid Quote(s) on the following terms:

          1.   Quoting Bank:

          2.   Person to contact at Quoting Bank:

          3. We hereby offer to make Competitive Bid Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing    Quotation                                  Interest
  Date         Date    (1)  Amount  (2)     Type (3)    Period  (4)  Rate (5)
---------    ---------      ------          ----        --------     ----













------------------------
(1)       As specified in the related Competitive Bid Quote Request.

(2)       The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger integral multiple of $1,000,000.

(3) Indicate "LIBOR Market" (in the case of LIBOR Market Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).

(4) One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of up to 180 days after the making of such Absolute Rate Loan and ending on a Business Day, as specified in the related Competitive Bid Quote Request.

(5) For a LIBOR Market Loan, specify the LIBOR margin over or under the Applicable Base Rate adjusted for the Eurodollar Reserve Percentage determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.02(e) of the Credit Agreement).

                              Very truly yours,

                              [NAME OF BANK]


                              By:________________________________
                                 Authorized Officer

Dated:  __________, ____